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[CYSIVE LOGO]


                                            Contact: John R. Lund, CFO
                                                     Press: Penny Karas
                                                     Cysive, Inc.
                                                     703.259.2300

                                                     Katherine Mittelbusher
                                                     Press: Evan Goetz
                                                     Morgen Walke Associates
                                                     212.850.5600

FOR IMMEDIATE RELEASE


            CYSIVE REVISES FOURTH QUARTER EXPECTATIONS AND ANNOUNCES
                                 RESTRUCTURING

       BOARD OF DIRECTORS AUTHORIZES $25 MILLION STOCK REPURCHASE PROGRAM


Reston, Va. - December 13, 2000 - Cysive, Inc. (Nasdaq: CYSV) today announced that it is lowering its revenue and earnings expectations for the fourth quarter ending December 31, 2000. Cysive also announced today that its Board of Directors approved a business restructuring plan designed to reduce costs. Additionally, Cysive announced that its Board of Directors authorized the repurchase of up to $25 million of Cysive's outstanding common stock. Under the stock repurchase program, Cysive may purchase shares from time to time over the next 24 months on the open market or otherwise.

For the fourth quarter ending December 31, 2000, revenues are now projected to be approximately $9 million, and Cysive is projecting a loss between $(.10) and $(.12) per share, before the restructuring charges.

Total pretax costs related to the business restructuring plan are estimated to be between $6 million and $8 million, all of which will be recorded as a restructuring charge in the fourth quarter of 2000. These charges are expected to cover severance, bad debt, lease restructuring and other costs associated with the restructuring. Cysive expects to eliminate approximately 40-50 non-engineering positions.

"The actions we announced today will streamline our cost structure," said Nelson
A. Carbonell, Jr., Chairman, President and Chief Executive Officer of Cysive. "Our engineering focus, and experienced talent base, coupled with a cash balance of $160 million to $165 million and no debt as of the end of the fourth quarter, will ensure that Cysive continues to remain competitive over the long term."


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In light of this announcement, Cysive expects to provide an updated outlook for the calendar year 2001 in conjunction with the release of its fourth quarter and fiscal year end 2000 results.

Cysive will hold a conference call to discuss this announcement at 9 a.m. EST today, December 13, 2000. To participate in the conference call, please dial 800-606-8940 approximately ten minutes prior to the call. A replay of the call will be available through December 19, 2000. To access the replay, please dial 800-615-3210, access code 4845930. The call will also be available via webcast at www.cysive.com.


ABOUT CYSIVE(TM)
Combining an experienced and highly skilled software engineering staff with the use of cutting-edge technologies, Cysive has established itself as a leading builder of custom e-business systems for customers including Cisco Systems, Classified Ventures (cars.com), Equifax and medibuy.com. Cysive is headquartered in Reston, Va. with additional offices in Atlanta, Boston, Chicago, Dallas, Mountain View, Calif., New York, and Southern California, and sales offices in Denver and Houston. Cysive can be found on the Internet at www.cysive.com.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Cysive's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on August 11, 2000, and its other filings under the 1934 Act as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Cysive is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable securities laws.

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